Exhibit 99.1

INLD — Q3 2003 Interland, Inc. Earnings Conference Call

Event Date/Time: Jun. 26. 2003 / 4:30PM ET
Event Duration: N/A

CORPORATE PARTICIPANTS

   Fabrice Klein
   Interland — VP of Strategy and Investor Relations

   Allen Shulman
   Interland — CFO and General Counsel

   Joel Kocher
   Interland — Chairman and CEO

CONFERENCE CALL PARTICIPANTS

   Vik Grover
   Kaufman Brothers — Analyst

   Joshua Veal
   Pier One Research — Analyst

   Andrew Solomon
   Security Capital — Analyst

   Andrew Lahde
   Roth Capital — Analyst

   David Bow
   Paradigm, Capital Management — Analyst

   Don Moriarty
   Glen Oaks Partners — Analyst

PRESENTATION

Operator

Excuse me, everyone. At this time Mr. Fabrice Klein is ready to begin the conference call. All lines will be muted during the broadcast. After the presentation we will begin the question and answer period. If you would like to ask a question during this period, please press star 1 on your touch tone phone. If you’re in the queue and no longer wish to ask a question, simply press star 9. Should any participant need assistance, please disconnect and redial the conference number. Mr. Klein, you may begin.

Fabrice Klein — Interland — VP of Strategy and Investor Relations

Thank you. Good afternoon. And welcome to the Interland third quarter 2003 conference call. I am Fabrice Klein, Interland’s Vice President of Strategy and Investor Relations. With me on the call today are Joel Kocher, Chairman and Chief Executive Officer of Interland and Allen Shulman, Chief Financial Officer and General Counsel. Following prepared statements we’ll open the call to questions and answers. As a reminder to those of you who would like to listen to this call later, a web cast replay will be available at www.interland.com under the investor relations section which you can access by selecting the tab labeled about us from our home page.

During this conference call we will make projections and other forward looking statements, including statements about the expected future operating results and cash resources of Interland and the expected growth opportunities in the web hosting market. Actual results may differ materially from those contained in these forward looking statements. These forward looking statements include, but are not limited to, Interland’s goals for the rest of the year, the expected growth of Interland’s business, the timing and effect of merger integration, expected cash resources, and Interland’s expectations regarding its future financial results and the timing of achieving those projected results.

Factors which could affect these forward looking statements include, but are not limited to, the ability to achieve expected operating efficiencies, the ability to operate within budgeted expenses, risks associated with integrating newly acquired technologies and products, and unanticipated costs of such integration, the ability to achieve cost savings through plan integration programs, the ability of the company to expand its customer base as planned, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses, and customer churn in general, customer acceptance of new products and services, the retention of key employees, investments in new business opportunities, and the impact of liabilities that could carry over from micron electronics’ discontinued operations.

Certain of these and other risks associated with Interland’s business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its annual report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, and its proxy statement. This presentation may contain information such as EBITDA that is deemed to be a non-GAAP measure under Regulation G promulgated by the. SEC. A reconciliation of these measures to the most directly comparable GAAP measure is contained in the company’s press release issued earlier today. The press release has been posted to the company’s website at www.interland.com. To access the press release from our home page please select the tab labeled “about us,” then click the press releases linked along the menu along the left side of the page. Now it is with pleasure that I turn over this call to Allen Shulman, Interland’s Chief Financial Officer.

Allen Shulman — Interland — CFO and General Counsel

Thanks, Fabrice. Good afternoon and thank you for joining us. Today we’re pleased to report the end of the important second phase of our company’s strategy. If you’ve been following Interland you know that we have a three stage strategy for becoming a leading provider of an online presence to small and medium businesses. In the first stage we achieved scale by acquiring other companies or their accounts and in the second stage, the one we have just completed, we captured the financial rewards of integrating those acquisitions. In the third stage we concentrate on organically growing our business by offering comprehensive solutions to a wide range of small businesses.

We’re pretty proud of what we’ve accomplish so far, and although we have plenty left to do, we’ve built a great foundation. Last October we announced both our ambitious integration plans and the operating cost efficiencies we anticipated to result from their successful completion. Today we announce the completion of that effort and its costs and rewards.

So here are some of the major accomplishments.

1.	We moved the accounts acquired from Burlee Networks, and the Burlington, Vermont data center closed;

2.	We moved the accounts acquired from AT&T and closed the Mesa, AZ facility;

3.	We moved the accounts acquired from Interliant;

4.	We moved the accounts acquired from Communitech.Net, and closed the Kansas City data center;

5.	We moved the accounts acquired from Dialtone, and closed the Ft. Lauderdale data center;

6.	We moved the Trellix accounts, and left the Boston data center;

7.	We moved the HostPro accounts, and closed the Los Angeles data centers;

8.	We moved the Lightrealm accounts, and closed the Seattle data centers;

In all, we’ve moved nearly 100,000 customer accounts, about half of them in our traditional shared and dedicated lines of business and about half of them in the Trellix OEM sphere, and we've closed six data centers and we did it all in the space of three quarters.

Now, the benefits of these accomplishments are substantial. First, on data center square footage, you may recall that in October we noted that we were carrying 60,000 square feet of data center space, and we said we thought the right number was under 30,000 square feet. As of today, we are operating our business in 27,000 square feet in our two data centers in Miami and Atlanta. That’s a reduction of 55%. We have achieved meaningful labor savings reducing head count from 1554 employees two years ago down to 701 at the end of the quarter. That’s a reduction of 55%. Each one of these closed data centers had at least two connectivity contracts and in the first quarter of fiscal year ‘03 we were paying $3.1m in connectivity charges. As of now we’re spending at a quarterly rate of $1.2m and that’s a reduction of 61%. Altogether, our transition efforts enable us to reduce overall operating expenses from a $30m level that we experienced in the first quarter fiscal year ‘03 to a projected $23m in the fourth quarter. That’s a 23% reduction or on an annualized basis a reduction of some $28m even while spending for mass market initiatives.

You’ll recall that during our last conference call in March we said that we expected annualized savings as a result of our transition initiatives of $25m. We have now improved that by 12%. These are reductions that will continue to benefit our company year after year while at the same time allowing us much greater management focus on our now more consolidated operations.

Now, these accomplishments and these rewards did not come without cost. By the time this fiscal year ends in August, the operating costs of the integration efforts will have been $16m with another $7m spent on cap ex. These figures together turn out to be $4m higher than our prior estimates but we also achieved $3m more in annualized savings than we had originally identified. That’s an annual return on the incremental spending of 75%, and that’s the sort of return we’ll take any time it’s offered to us.

Let me give you one example of how these additional opportunities came about because I think it will help you understand it better. When we started out this effort, we conducted preliminary negotiations with all of our bandwidth providers and landlords, and in one of our data centers the landlords negotiations with us left a pretty clear impression that the cost of an early termination of that long-term lease would have been prohibitive, so in making our plans, we assumed that we would continue to pay the rent and then have a plan to offset most of the costs by generating income by leaving some high-end servers and other businesses in the facility. It wasn’t the most efficient way to do things, but at least it covered the rent. As things worked out, though, we were able to strike a mutually acceptable compromise with the landlord, and we added the cost of the lease buyout to our integration costs but in doing so we achieved greater savings by terminating the ongoing bandwidth contracts, anticipated labor, and other costs of keeping that data center open.

Now, our transition is more than just closing data centers, moving servers and terminating contracts. This quarter we also completed the migration of all of our acquired companies onto our financial systems. In doing so and in subjecting each of the migrated accounts to the same policies and standards we apply to our core Interland accounts, we discovered a number of balance sheet accounts which required reconciliation and recording of additional expense.

As part of this review we noted a number of outstanding contingent liabilities which we were able to resolve and dispose of during the quarter. And after examining assets and performing a full physical inventory of every asset on our books, we took the appropriate steps to reconcile our balance sheet to the results. We also reconciled our prepaid and deferral accounts, for example, one of the private companies we had acquired in Florida required the approval of additional utilities expense to reflect an estimate of utilities used but not yet invoiced through the end of May. General travel expenses that had been charged but not yet billed were recognized, as is appropriate, and in the aggregate we made expense entries of $2.4m to adjust these accounts and to relieve these contingent liabilities.

Another cost of the integrations and one that frankly we hadn’t anticipated was the cost of hiring counsel in several states to deal with the claims of terminated employees in data centers that were closed. Although the handful were relatively minor claims, and are no more than we’ve been told is usual in these sorts of litigious times, as even McDonald’s will tell you, even baseless claims are expensive to defend. At the same time we incurred legal fees to deal with the issues raised by the various securities filings required in order to register shares issued in connection with the acquisitions. We had a lawsuit filed by a former owner of one of our acquisitions, and we even had a lawsuit brought by a lawyer on his own behalf alleging that he owns the rights to the word halo. All in all legal fees exceeded our projections this quarter by $945,000.

One additional price of the integrations was a loss of customers. Some breakage occurred because a portion of the business done by some of our data centers simply can’t be relocated. For example, a number of our acquisitions had co-location business, and while some co-lo customers agreed to switch to a dedicated plan at one of our continuing data centers, most of these customers required their co-located servers to be close to them, and therefore those customers were lost to us, as were the dialup and DSL connectivity customers who formed a small part of the business of a couple of our data centers.

The core dedicated and share hosting customers of these data centers also experienced some breakage. Most of our integrations were actually models of planning, execution and efficiency, and we’re really very proud of the extraordinary job our people did to ensure that our customers were put to the least possible inconvenience in the process. We chartered jets that flew across the country in the middle of the night on weekends just to make sure that the unavoidable down time of the servers was kept to an absolute minimum. One of the moves, though, didn’t go as well as we would have liked because of difficulties caused by denial of service attacks at critical times, and by our failure to secure the full cooperation of local management. We’ve reacted by offering refunds, by adding tech support personnel and by holding web conferences with the affected customers, but despite all of our efforts we still had customers cancel. Overall with close to 100 accounts moving our churn during the quarter was an average of 6% a month in dedicated, up from 4.4% last quarter and shared churn was about 4%, about 1 percentage point greater than normal. However, with these integrations behind us now, we expect churn to decrease to more normal levels during this quarter.

Having completed this phase, it’s easy to understand why no other hosting company has ever undertaken this scale of integration despite the financial and operational rewards it ultimately offers. As a matter of fact, our advice to our competitors is that they don’t ever attempt it. Now, we do have a new acquisition in Hostcentric, which closed earlier this month. Since we announced the execution of the definitive agreement in December, Hostcentric has been understandably making only the most modest investments in marketing and as a result its revenues have been declining by about 2% a month. Although we’ve only owned the business for about two weeks, we understand that the revenues are running at a rate of about $14m a year with positive EBITDA. It’s a testament to the excellent reputation Hostcentric has earned that it continues to attract new customers and enjoys low churn with almost no advertising. We now plan to devote a substantial portion of Host Centric’s cash generation over the next few months to marketing in order to bolster revenue, and although they’ll capture some synergies we plan to keep the excellent Hostcentric support employees in place to deliver the service their customers expect. In our next conference call we will share with you our developing plans for this business, but any plan we would consider would anticipate Hostcentric being contributory to EBITDA in every fiscal quarter from now on.

In summary, then, this quarter we incurred a net loss of $136.2m or $0.94 per share based an average basic share count of just under 145m shares during the quarter. This included an impairment charge of $90m to goodwill, $13.9m to intangible assets, and $1.5m to fixed assets. As we’ve previously announced, Interland in accordance with GAAP rules, has chosen May 31st as the date to perform its required annual assessment of these assets. And given a number of factors, including the market price of our stock, it was appropriate to take these non-cash charges.

Capital expenditures during the quarter were $3.5m, $1.4m of which was for transition investments. This amount is somewhat less than previous guidance but only because of the timing of the purchase of hardware which will be recognized in the fourth quarter that we’re using in connection with the implementation of our ADC billing system. For the year, however, the capital expenditure expectations have not changed, only the timing from third to fourth quarter.

Looking at EBITDA, which we believe is useful to our investors as a measure of the performance of our business, we incurred a loss of $7.9m, exclusive of the impairment charges. This exceeded our previously announced guidance by just under $5m. The variances composed of unanticipated but elected integration costs, such as the example that I mentioned with the landlord of the data center, unanticipated additional integration costs, legal fees for matters arising out of the integrated acquisitions, and charges taken to settle outstanding liabilities and to accrue for incurred expenses. Given the nature of the items which make up the variance there is nothing about them or their implications that jeopardizes or calls into question our ability to meet our expectations for the fourth quarter.

Our cash position remains strong, even after spending about $1m buying back our stock and resolving a number of outstanding liabilities and further paying down our debt. In the quarter we made debt and lease prepayments of $3.7m and discharged previously recorded liabilities of $5.3m. We ended the quarter with a cash position which includes $20m of restricted cash of $85.5m and we expect to end the fiscal year with $75m to $80m.

Further preparing for our next stage, our Board of Directors has approved a one for ten reverse split of our common shares. Interland’s share count after the close of the Hostcentric acquisition is 163m shares, a very high number of shares for a company of our size, and that results largely from the number of shares that were issued while the company was a much larger enterprise doing business as Micron PC. The reverse split will enable the company to reflect meaningful changes in its net income by meaningful changes in earnings per share. Also, because we expect our company to be increasingly attractive to investors, as we couple positive EBITDA with a strong balance sheet and the prospect of growth, we also hope that this reverse split will result in a per share price that will qualify our stock for purchase by a wider range of institutional investors, some of which are prohibited by their governing rules for purchasing stocks at a price below an absolute threshold.

So in summary we’re very glad to get phase two of our strategy in hand, and we’re confident in our financial position as we now turn our attention to continuing our operational progress. Our CEO, Joel Kocher, will update you on our plans.

Joel Kocher — Interland — Chairman and CEO

Thank you, Alan. Before I go on to discuss the third phase of our strategic plan, organic growth, I would like to take a moment and thank our employees for their diligence and hard work during the integration process. We are very proud of this accomplishment. Since we believe it to be the first in our industry approaching this order of magnitude and complexity. Our people were up to the challenge and they delivered on schedule. Thanks, guys.

Now I’d like to talk a little bit about the third and final phase of our three-phase strategic plan, organic growth. There are in basic terms, two ways to grow a business, acquire rival firms or organically gain new customers. It is very difficult, if not impossible, to do both at the same time given the resources required to focus and successfully execute on either approach. Multiple acquisitions require multiple integrations, which demand the complete and total attention and internal focus of the organization to effectively merge new employees, technologies, products, systems, brands and customers into the mother company. By contrast, organically growing a business requires relentless external focus on the customer needs and requirements by offering competitive products, pricing and promotion. For the past two years we have primarily focused upon building scale via acquisition and then successfully integrating what we acquired. This clearly biased us to an internal focus which we have repeatedly shared with our investors. We are now ready to return our focus to market facing, to be more competitive in products, pricing and promotion and to be quicker to market in our response to customer needs.

However, even though we have been working hard this year on integration, we have in the background also been building a foundation required to deliver what the small, medium-sized business customer wants and needs. First, we have acquired scale. As Allen mentioned this has allowed us to make R&D investments that no competitor can economically contemplate in our space. Second, we have built the most efficient hosting engine, one that today can service a new account at a cost of less than half the prevailing market price. Third, we have perfected our marketing model to the point where our cost of acquiring a new customer is less than half of what it was, and with the retirement of four of our acquired brands this past quarter, we can even more efficiently market our products. Fourth, we have developed partnerships and products that also make our offering superior to the competition. In just the past six weeks we released business solutions, introduced design services, value guard, announced Google ad words and Pay Pal integration capability. Fifth, we have a Trellix web development tool and applications and the team of tool builders who design them who are hard at work developing the next generation of software. We have what it takes clearly.

We believe our market is evolving into majority phase adoption. As we have previously discussed the way small businesses do business is changing with now 70m internet users it’s becoming an online business world yet less than 20% of SMBs have established an online presence, let alone an effective one. With the acquisition of Trellix earlier this year, we have positioned Interland to penetrate the 16m small businesses who have no effective online presence or online marketing capability.

Previously our business has been to provide hosting to only customers that already had a web site. This is what I like to call the infrastructure phase of a technology market’s evolution, but on the cusp of early majority adoption the emphasis will indeed shift to applications like e-mail marketing, search, calendaring, customer relationship management and e-commerce. Trellix provides us with those applications and more that we need to address the complete and total needs of these customers enabled with one easy-to-use single user interface solution. Plainly stated, hands down we are the best positioned company to lead the penetration of the next phase of SMB adoption. That’s why we acquired Trellix and why we have been investing on the order of $1m to $1.5m a quarter to figure out the best way to go to market. We have been actively working this market opportunity conducting extensive market research, and most recently have begun testing sales models.

Though I am uncomfortable providing too many details for competitive reasons, I can share a couple of insights with you today. First, what we now know. Our research overwhelmingly indicates the market opportunity is real and the SMB segment is poised to adopt when someone delivers a “whole solution” infrastructure plus applications with an easy-to-use user interface. We also know that the need state is high and that there is near universal recognition that SMBs need to gain an effective online presence. Even though I spent the last couple of years of my life involved in this effort, that was a surprise to me, the degree to which the universality of recognition that these SMBs must adopt online presence and online services. They are no longer in denial.

For example, we recently held test seminars in two markets and had over 200 small business owners attend. Their primary reason for wanting to get online is to generate new sales leads and market to existing customers, but the number one barrier to purchase is they simply don’t know how to do it. Most want to outsource the creation of their web site, and virtually 82% want help on how to effectively market online. They know they need to do it, but they want help. They are willing to pay a price that allows an efficient scale provider to make an attractive profit.

So we have recently begun work on defining the right sales model. We believe we will crack the code on the test, on the best, excuse me, go to market model in time for a full-scale rollout sometime in the fiscal year ‘04. Another point that gives me confidence is the fact that to date over the last eight weeks we have sold well in excess of 250 of these solutions to existing customers.

In conclusion, we are pleased to successfully complete the second phase of our strategic plan. We are very excited about our prospects for the future, and we look forward to delivering Q4 and to turning our attention to the growth phase. With that, Fabrice, I’ll turn it back to you for questions.

Fabrice Klein — Interland — VP of Strategy and Investor Relations

Thank you. Operator, we’re ready for the Q&A session.

QUESTION AND ANSWER

Operator

Again, if you would like to ask a question during this period, please press star and the number 1 on your touch tone phone. If you no longer wish to ask a question, simply press star and the number 9. Mr. Kocher your first question is from Vik Grover.

Vik Grover — Kaufman Brothers — Analyst

Hey, guys, how you doing?

Joel Kocher — Interland — Chairman and CEO

Good, Vik.

Vik Grover — Kaufman Brothers — Analyst

A couple of questions here. On the Trellix development, does that, with does the $1m to $1.5m quarterly expense drop out of the model after the fourth quarter? What’s the longer-term horizon for that? A couple of follow-ups. With the revenues flat in the August quarter despite the Hostcentric acquisition what is dropping out of the model? Are you forcing some churn at one of your — you might have I think touched on this, but out of one of your recent acquisitions, is something dropping out that was not expected? And why is Hostcentric’s profitability worse than originally anticipated? Did something happen there in terms of a major account leaving or any type of granularity on that would be helpful. Thank you.

Allen Shulman — Interland — CFO and General Counsel

Well, let me see if I can take those in the order in which you presented them. The first question, having to do with Trellix, about revenue being flat, the revenue [inaudible] being flat as well as the $2.5m to $3m worth of EBITDA in the fourth quarter is all without considering Hostcentric at all, so that’s not in any of our projections and it would be additive to our projections. Hostcentric as we said it’s running along now at about $14m. You recall, though, that when we closed on the deal in December, we anticipated much higher levels of revenue, and the revenue has been decreasing at about 2% a month net because Hostcentric hasn’t been investing in advertising, and you can hardly blame them for that knowing they’re about to sell the company, so the profitability of Hostcentric has gone down simply as a function of its revenue number. And after we get done doing some light integration, we’re going to be closing down the Houston headquarters, the senior management of the various, most senior management of Hostcentric will not be continuing past the first 90 days of transition. We’ll come up with an EBITDA forecast for Hostcentric. We’re also going to be spending some of the dollars that Hostcentric generates in EBITDA to bolster revenue, and so that will also affect EBITDA, and we’ve just got to get in there and figure it out and it’s only been two weeks since we’ve owned the place so it will take us a while to get to that.

As far as Trellix spending goes, Trellix today in the third quarter we spent about $1.1m on Trellix in the third quarter. In the fourth quarter we’re anticipating spending something like $1.4m in Trellix-related expenses. Now, what happens to that as we go forward is a function of what we discover as we continue to do our data tests of our models. We have a couple of distribution models that we’re in the process of testing as we speak. We’re actually getting good traction on all of them, and which one turns out to be the best is the one that we’re going to exploit. And the amount of time that it takes us to figure that out, which model it is, will determine what goes on from there, but what we’re trying to tackle, making web sites available to every one of the 20m small and medium-size businesses that exist in this country is something that will take some spending, but I don’t think that we can do it at a level that’s going to depress our own EBITDA back into negative territory or anything like that. We’re never going to sacrifice all profitability for the sake of growth, but at this point it’s hard to look forward and see exactly what the Trellix cost is going to be. But it’s going to be dependent upon the traction that we get. Did I cover all of your questions?

Vik Grover — Kaufman Brothers — Analyst

Yes, I think you did. Thank you. One last one I guess is the critical issue we’ve been waiting for during this entire consolidation phase. It looks like, if I back out the $1.4m in the fourth quarter investment of the new billing system and the — and Alan, clarify if this is not recurring — the mass market expense of $1m to $1.5m a year, you’re basically looking at free cash flow positive [inaudible] for the August quarter on a recurring basis. Are you free cash flow positive now if you back out some of these non-recurring items in one-time investments?

Allen Shulman — Interland — CFO and General Counsel

Well, Vic, and as you know, what we talk about since Reg G came out from the SEC is not cash flow positive, and we did a very detailed reconciliation along with our second quarter announcement to show how you get from some of the terms that we had used before Reg G came out to the terms that we were allowed to use after Reg G comes out. What I can tell you is that we are affirming in strongest possible terms that we know how that our guidance of $2.5m to $3m in EBITDA still stands. Now, that’s without Hostcentric which will be additive do it but with the $1.4m of spending that we’re doing on Trellix. As far as cap ex is concerned, we have said what we think our cap ex spending will be in the fourth quarter, and that includes the amount that we shifted from the third quarter. But in terms of the — in terms like free cash flow, the SEC has said that free cash flow is a term that doesn’t have any ambiguous meaning, and so bowing to their wishes, we no longer use those terms, but everyone’s free to do his own arithmetic.

Vik Grover — Kaufman Brothers — Analyst

Okay.     Thanks a lot, guys.

Operator

Your next question is from Joshua Veal of Pier One Research.

Joshua Veal — Pier One Research — Analyst

Hi, guys. Just a couple of real quick housekeeping questions. I was wondering if you could give a number of hosted accounts and some dedicated server accounts as well in the newly — in the new consolidated infrastructure that you have.

Allen Shulman — Interland — CFO and General Counsel

Yes.     We’ll have 170,000, roughly, shared accounts and about 7,000 dedicated servers.

Joshua Veal — Pier One Research — Analyst

Without Hostcentric.

Allen Shulman — Interland — CFO and General Counsel

This is before Hostcentric. Correct.

Joshua Veal — Pier One Research — Analyst

Can you speculate as to what Hostcentric would do to that?

Allen Shulman — Interland — CFO and General Counsel

I really can’t at this point. We really haven’t gotten into it enough — enough to know, and what we’ve found, we’re getting to be pretty good at this acquisition business and what we’ve found is that it’s best not to publicly announce numbers that we only have the selling entity to rely upon for, not because anybody’s trying to be deceiving but because different people use different terms, and when you have concatenated servers, for example, some people will count that as one. There are accounts and there are customers and there are sub accounts and there are parked accounts and there’s a lot of different ways of doing an account, and before we put a number out there we want to make sure that its one that is consistent with all the other numbers that we put out.

Joshua Veal — Pier One Research — Analyst

Fair enough. To that point, how are you treating the Trellix sub accounts as it relates to the 170,000 number?

Allen Shulman — Interland — CFO and General Counsel

They’re not counted. There’s about 50,000 Trellix accounts over and above that number. So if you’d like to count that, you certainly can, but I think that they are a little bit of a different animal.

Joshua Veal — Pier One Research — Analyst

Sure.     Thanks.

Allen Shulman — Interland — CFO and General Counsel

Thank you.

Operator

Your next question is from Andrew Solomon (ph) of Security Capital.

Andrew Solomon — Security Capital — Analyst

Hi, guys. I have two questions. One, I was hoping you could comment on any pricing trends that you’re seeing. I know they stabilized in the last quarter on shared and dedicated, and the second question that I had was I just wanted to clarify on the dedicated, just so I understand the churn. You basically stated the same on an ending balance from the prior quarter of $7,000. Is that correct?

Allen Shulman — Interland — CFO and General Counsel

I’ll handle the second one and I’ll turn to Joel on the pricing trends. Dedicated churn was in fact higher. On the other hand, dedicated sales were higher and that’s why you saw basically flat in terms of dedicated revenue.

Andrew Solomon — Security Capital — Analyst

Okay, and on shared, obviously, it was a net loss, then?

Allen Shulman — Interland — CFO and General Counsel

Yes, that’s correct.

Andrew Solomon — Security Capital — Analyst

Okay.

Joel Kocher — Interland — Chairman and CEO

On the pricing trends, I don’t think we mentioned on the call that actually our ARPUs on shares went up slightly and our ARPUs on dedicated also went up very nicely, so from our perspective, this is something you keep a very close eye on but we’re not seeing a lot of change currently in the pricing dynamics of the marketplace. I don’t know that that is overly shocking, you know, given that the market share distribution in our business is so fragmented. I mean, you’ve got probably 80ish share points that are owned by people that have less than 1% market share, so it’s certainly, they’re certainly not in a position to pull the price lever, and I suspect over the longer term that certainly we’ll see some price pressure, I suppose, over the long-term, but I think as we see companies like ourselves begin to put more value and more application around the actual hosted offering itself, I’m hoping that we see a stable pricing environment for a long time to come.

Andrew Solomon — Security Capital — Analyst

Are you able to share those figures of what they were on average?

Joel Kocher — Interland — Chairman and CEO

Sure.     I’d be happy to. Our shared ARPU for the quarter was $29.60, up from $27.25. On a dedicated side our ARPUs were $440 up from $421.

Andrew Solomon — Security Capital — Analyst

Thank you.

Joel Kocher — Interland — Chairman and CEO

You’re welcome.

Operator

Your next question is from Andrew Lahde of Roth Capital.

Andrew Lahde — Roth Capital — Analyst

Hello, good afternoon.

Allen Shulman — Interland — CFO and General Counsel

Hi, Andrew.

Andrew Lahde — Roth Capital — Analyst

Just one quick question. You said cash investments totaled $85.5m, and do you expect to end the quarter with $75m to $80m? One, if your cash flow is positive, why is that going down; and two, why the wide range?

Allen Shulman — Interland — CFO and General Counsel

It has to do with discretionary spending that we may do that would be not captured by P&L, for example, we had reserves for a number of things that are part of our discontinued operations. We have sales tax amounts that are being contested. As you know, there was a large amount of controversy years ago over when you sold something online, whether or not you had to pay sales taxes in different states, and in different states were having full and frank exchanges of views with the sales tax authorities. We have a reserve for the settlement of some of those things. We think we’re very close to settling some of those things. And so in my figures I anticipate dispensing some of our cash in order to settle them but that expenditure of cash will be charged against the reserve and not against the P&L. We have a very favorable lease that we inherited on our Miami building where for $3.5m we can acquire a building that we had appraised at $5.5m and save ourselves some rent. We may or may not decide to go forward with that. We have debt and capital lease payments of $2.9m that we think we’re going to do in the fourth quarter. We have a number of capital leases that we inherited from a number of our acquisitions that have buy out provisions, but the buy out provision requires that you negotiate a fair market value with the lessor, and if you can do that in a favorable way, then we want to get that debt off of our balance sheet, particularly because in some cases there is restricted cash that has to be put up as additional collateral for those leases, so we’d like to get that behind us, but we can’t do it until we get the right negotiation with the lessor. It’s hard to know whether we’re going to do that or not. Of course, in any case, none of these things affects our P&L, it simply affects our cash balance.

Andrew Lahde — Roth Capital — Analyst

Okay.     Do you expect to continue your share buy back in the quarter?

Allen Shulman — Interland — CFO and General Counsel

We’re going to be opportunistic on that. We’ll take a look at it. We’ve announced a one for ten reverse split. When you do that you have fractional shares that will encompass a buy back of shares just by that alone, so we went into the market and bought back $1m worth of shares. We bought 852,000 shares, I think, of stock for that. We have to stop it when we issued the S4 Hostcentric acquisition in accordance with the securities regulations, and we didn’t think that it was a great idea for us to be in the market buying back our stock just before we had this earnings announcement where we are reaffirming our guidance of turning EBITDA positive but we’ll now take a look at the market and do what we think is appropriate as time goes on given what our uses are for cash and given what the market situation is.

Andrew Lahde — Roth Capital — Analyst

That’s all I had. Thank you.

Allen Shulman — Interland — CFO and General Counsel

Thank you, Andrew.

Operator

Once again, if you would like to ask a question during this period, please press star and the number 1 on your touch tone phone. If you no longer wish to ask a question, simply press star and the number 9. Your next question is from David Bow (ph) of Paradigm Capital Management.

David Bow — Paradigm, Capital Management — Analyst

Hi.     I was wondering if you can comment on SBC’s press release? I don’t know if you saw that. They said some major providers are planning to exit the hosting business, so what trends you’re seeing out there on the competitive landscape. Are these hosting companies in our markets or are they in different markets?

Joel Kocher — Interland — Chairman and CEO

I’ll take that. Hi, David, this is Joel.

David Bow — Paradigm, Capital Management — Analyst

Hi.

Joel Kocher — Interland — Chairman and CEO

The exits that we’ve seen announced over the last, you know, three or four months continue to be in a part of the market that we don’t participate in and that we intentionally don’t participate in from a strategic standpoint, and that’s the very high end of the market. That typically one has to provide a highly custom solution. It’s not very scalable. So we don’t tend to participate there. You know, we participate in the part of the market that we can provide standardized solutions which are small and medium-sized business customers are very happy to have, and those sorts of competitors just are not in a position from a cost efficiency standpoint to compete in our space.

David Bow — Paradigm, Capital Management — Analyst

Okay.     Can you help me to understand, because I still don’t think that I understand how we currently distribute our service, how we get customers internally right now if we do, and how, I guess, you plan to have that change in ‘04.

Joel Kocher — Interland — Chairman and CEO

Sure.     I think what’s most important to understand is that up until very, very recently our company has been delivering what’s called a hosting service, so for someone to do business with Interland they had to have, already have a web site. As we have surveyed the market over the last couple of years, it’s been our strong belief that internet adoption would accelerate in the small and medium-sized business space. I think that’s a very, very safe assumption, and I think it’s playing itself out that way, however, the requirements of these small and medium-sized business customers and in order for them to adopt is probably, if past technology markets are any indicator, are going to be gated by applications. So, in other words, small businesses are more interested in how do I use e-mail marketing application? How do I use could couponing, electronic couponing? How do I use a search engine? They’re much more interested in those applications than driving an effective online presence than talking about, “hosting.” So, in other words, they’re looking for a total solution. So when you heard us talk earlier about Trellix and the investments we’re making there, we are positioning ourselves and have been positioning ourselves to be the primary benefactor of the adoption of the 16m small businesses and very small businesses in this country that do not currently have a web site. Hands down we are best positioned, we are the best-positioned company to figure that out and to benefit from that. We are very heavy into the stage of actually testing sales models, so we’ve already been through the phase of testing product and product solutions. We’ve already been through the phase of validating the opportunity. We’re now literally, as Allen said, testing multiple sales models and we’re seeing very encouraging results, so at this point it’s just really a function of choosing the one or the couple that we think we have the best opportunity and the best economic return for. Now, those sales models are very, very different than our current sales model. Our current sales model, because you’re primarily marketing to people who already have web sites and are somewhat technology savvy, we are marketing primarily through online advertising. When we move into this new world, we’ll be using a different distribution and a different promotional approach than we’ve historically been using to add customers.

David Bow — Paradigm, Capital Management — Analyst

Okay.     Could you maybe give us some insight into, you know, how we’re going to make sales in the future, how the model’s going to change?

Joel Kocher — Interland — Chairman and CEO

Because I know for a fact that many of my smaller competitors listen to this call, Dave, or listen to the play back, since I am spending, as you know, a substantial amount of money to learn that there is no way I am going to tip my hat on the call, but if you want to call Fabrice Klein, I doubt he will share specifics but he can probably give you a better idea.

David Bow — Paradigm, Capital Management — Analyst

Let me ask you this. What does it cost us right now in our model that we’re using to sell? What does it cost to add a new customer on each platform?

Joel Kocher — Interland — Chairman and CEO

I made mention vaguely in my comments so did I not get to specific numbers, but we’re very, very pleased with the fact that we have dramatically reduced our cost — it’s called COA or cost of acquisition, new customers across the board. In fact, we’ve reduced it about 60% over the last year. It now costs us about four months of ARPU to acquire a new shared customers and only two months of ARPU to acquire a dedicated customer, so we have a workable go-to-market acquisition model today in the current business. Now, as we move, and I know this is — you know, I know that in a perfect world everyone would like for us to grow organically 30% and also integrate eight acquisitions all at the same time. It’s just not possible. So what we’ve talked about now for almost two years is a sequencing of three phases, scale, integrate, and then grow. With the announcement today, you know, we’re reaffirming our guidance for the fourth quarter, but I think even more importantly than that we’re seeing that the integration phase is over and that we’re now turning the company’s focus and attention to organic growth. With this cost of acquisition model that we have, and combined with the market opportunity, you know, that we spent a lot of time talking about, the mainstream market and Trellix and the unpenetrated 16m small businesses, we’re highly confident and think we have an excellent chance at getting the business into an attractive growth position over the next fiscal year.

David Bow — Paradigm, Capital Management — Analyst

What was the key problem, you know, we acquired a lot of hosting companies that were in the small business market, and they seemed to not have been able to tap into those 16m customers. What were the key problems that they were having? And how do you see us overcoming it?

Joel Kocher — Interland — Chairman and CEO

It’s really the same problem we all had and it’s not a new problem. I experienced the same problem when I was in the PC business back in the early ‘90s. What effectively happens is technology products go through different stages or phases of adoption, and if you look at the hosting market, say, three or four years ago, any — all you had to do was put your oar in the water and you grew 50% kind of annualized rates. What we’ve essentially become very close to saturating the early adopter market. The good news is that the majority market, these 16m businesses, are poised to adopt. Our research clearly indicates they’re now ready. Their awareness level, that there are 70m internet users out there, that they have no choice, that people aren’t using the Yellow Pages anymore, they’re going to the internet, these companies are coming to that realization very, very rapidly. So we’re in a position, what we’ve been working to do is to get ourselves in a position to capitalize on that. Our small competitors, no way, no how, can serve this market because the requirements of this market are far different than just providing a “hosting plan.”

David Bow — Paradigm, Capital Management — Analyst

Okay. Good. Thanks.

Joel Kocher — Interland — Chairman and CEO

You bet.

Operator

Your last question is from Don Moriarty (ph) of Glen Oaks (ph) Partners.

Don Moriarty — Glen Oaks Partners — Analyst

Joel, are you confident that going forward into ‘04 that you can continue to be EBITDA positive?

Joel Kocher — Interland — Chairman and CEO

Yeah, Don. As Allen said, we don’t see a scenario where we go EBITDA negative. We obviously have not committed to a hard date around when we get the top line into a growth position, but we’re feeling pretty good about where we stand today relative to the current market, and we’re feeling very encouraged about the results we’re seeing from these tests, so given that combined, I think with the opportunity to run the business efficiently on this new post integrative model, we don’t have a concern about the business remaining EBITDA positive, Don.

Don Moriarty — Glen Oaks Partners — Analyst

Okay.     Thanks, Joel.

Joel Kocher — Interland — Chairman and CEO

Yep.

Fabrice Klein — Interland — VP of Strategy and Investor Relations

Operator, if there are no more questions, we’d like to conclude the call.

Operator

There are no more questions in the queue. You may continue with your presentation.

Fabrice Klein — Interland — VP of Strategy and Investor Relations

The call is over. Thank you very much for participating.

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